UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 5, 2009

AMAG PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

0-14732	04-2742593
(Commission File Number)	(IRS Employer Identification No.)

100 Hayden Avenue
Lexington, Massachusetts	02421
(Address of principal executive offices)	(Zip Code)

(617) 498-3300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers, Election of Directors, Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the Annual Meeting of Stockholders of AMAG Pharmaceuticals, Inc., or the Company, held on May 5, 2009, the Company’s stockholders approved the amendment and restatement of the Company’s 2007 Equity Incentive Plan, or, as so amended, the Amended and Restated Plan, to, among other things, increase the number of shares authorized for issuance thereunder by 600,000 shares.

For a description of terms and conditions of the Amended and Restated Plan, as approved by the Company’s Board of Directors on March 25, 2009, see “Proposal 2: Amendment and Restatement of Our 2007 Equity Incentive Plan to, Among Other Things, Increase the Number of Shares of Our Common Stock Available for Issuance Under the Plan by 600,000 Shares” in the proxy statement filed with the Securities and Exchange Commission on April 6, 2009, or the 2009 Proxy Statement, which description is incorporated herein by reference.  The description of the Amended and Restated Plan contained in the 2009 Proxy Statement is qualified in its entirety by reference to the full text of the Amended and Restated Plan, a copy of which was filed as Exhibit 10.3 to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AMAG PHARMACEUTICALS, INC.

By:	/s/ Joseph L. Farmer
Joseph L. Farmer
General Counsel and Senior Vice
President of Legal Affairs

Date: May 8, 2009